UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2023 (March 24, 2023)

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2023, the Board of Directors (the “Board”) of NOW Inc. (the “Company”) elected Karen David-Green as an independent member of the Board, effective March 24, 2023. Ms. David-Green has not been appointed to any committees of the Board at this time. Ms. David-Green will receive compensation for her services as a director consistent with that provided to the Company’s other non-employee directors, as previously disclosed in the Company’s annual proxy statement.

Ms. David-Green, age 54, is the Chief Communications, Stakeholder and Sustainability Officer at Expro Group. Ms. David-Green received a Bachelor of Business Administration in Finance from The University of Texas at Austin in 1990.

There are no family relationships among any of the Company’s directors or executive officers and Ms. David-Green. There are no arrangements or understandings between Ms. David-Green and any other person regarding her selection as a director. Ms. David-Green does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. David-Green’s appointment is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K:

99.1	NOW Inc. press release dated March 27, 2023 announcing the appointment of Karen David-Green to the Board.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2023	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel